EXHIBIT 10.7

      EMPLOYMENT AGREEMENT (the "Agreement") made and entered into as of November 1, 1998 by and between Interiors, Inc., a Delaware corporation with an office for the transaction of business in New York located at 320 Washington Street Mount Vernon, New York 10553, ("Employer"), and Max Munn residing at 67 Tompkins Avenue, Hastings-on-Hudson, New York 10706 ("Employee").

      WHEREAS, Employee has been employed by Employer as its President, Chief Executive Officer and as a member of its Board of Directors, and has rendered extraordinary service to Employer, and

      WHEREAS, the parties wish to enter into an agreement for the employment of the Employee by the Employer on the terms and conditions specified below superseding any other employment agreements between Employer and Employee;

      Now, therefore, it is mutually agreed as follows:

            1. Employment. Employer hereby employs Employee as the President and Chief Executive Officer of Employer, and of such current and future subsidiaries of Employer for which Employee shall determine from time to time to act in those capacities. Employee will report only to Employer's Board of Directors, of which he is and will continue to be a member, and not to any officer.

            2. Compensation. (a) Commencing January 1, 1999, Employee will be paid as salary for his services hereunder for the Employer, in any capacity during the term hereof, including without limitation services as an executive, officer, or member of any committee of the Employer or any subsidiary, affiliate of division hereof, at the annual rate of $375,000.00. Employee's salary will be increased not less than annually: (i) by such amounts as Employer's Board of Directors may determine from time to time, in addition to (ii) mandatory annual increases of eight percent over his prior year's total salary, cumulatively, for each year of his employment hereunder for which the Employer will have reported positive income from operations before interest, taxes, depreciation, amortization and non cash financing charges as audited by its accountants based on generally accepted accounting principles consistently applied ("Income From Operations").

            (b) Employee will be paid a bonus equal to 35% of his salary which may be in effect from time to time for each fiscal year for which the Employer exceeds the forecasted budgeted Income From Operations, as approved for such year by Employer's Board of Directors, by 10% or more, provided that the budget is presented to the Board before the start of the fiscal year covered by that budget, by the Employee, and the Board shall have approved the budget. However, the budgeted forecasted Income From Operations for the fiscal year ending June 30, 1999 shall be deemed to have been $1,000,000.00, and Employee's bonus for such fiscal year will be paid if the Income From Operations will exceed that amount by 10% or more. In addition, Employee will be paid such annual or other bonuses from time to time as may be authorized by Employer's
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Board of Directors, and will be entitled to participate in the Employers'
pension, profit sharing and all other benefits and plans as the Company provides to its senior executives.

            3. Term. (a) The term of this Agreement shall be five years from the date hereof, except that the term shall be automatically extended for an additional year as of January 1 of each year, commencing January 1, 1999, unless either party shall have notified the other in writing prior to January 1 in a given year that the term of this agreement shall not be further extended. By way of illustration only and not limitation, if neither party has notified the other in writing before January 1, 2000 that the term of this agreement shall not be further extended, as of January 1, 2000 the term of this Agreement shall be extended and continue to December 31, 2004.

            (b) In the event that the Employer should commit a material breach of this Agreement justifying Employee not continuing his employment, including without limitation by termination of Employee's employment without cause, upon Employee's termination of employment: (i) Employee's salary for the remaining balance of this Agreement will be accelerated and will be due and payable on Employee's demand, in addition to Employee's other remuneration and benefits or the value thereof, (ii) the provisions of paragraph 8(b) of this Agreement relating to Employee's stock options shall apply, and (iii) the Employee will not be obligated to reduce the sum of money he is owed or paid by Employer by reason of compensation which Employee may earn after Employer's breach.

            (c) Employee may be terminated only for cause, which is deemed to be solely: (i) for a conviction of the Employee of a felony for acts of dishonesty against Employer, not reversed by appeal, after the expiration either of all appeals from the conviction or the time to take such appeal or appeals if they are not taken, or (ii) a determination by an order or judgment of a court, not reversed by appeal, after the expiration of all appeals, that Employee has refused, except for reasons of health or breach by Employer, after written notice given by Employer's Board of Directors to, devote the time and attention he is required to devote to Employer's business in accordance with paragraph 4 of this Agreement for reasons other than illness or disability. If Employee is terminated for cause this Agreement shall also be terminated, subject to:
Employer's continuing obligation to indemnify the Employee, and any obligations of Employer which accrued prior to such termination. In the event that Employee will become ill or disabled and unable to perform his services for Employer, he will nonetheless continue to be paid all of his remuneration and benefits under this Agreement for a period of not less than eighteen months and he will have the right to resume his duties upon his ability to perform services for Employer within one year of the commencement of such inability to perform services. If Employee shall become unable to perform his services for Employer for a period of more than twelve months by reason of disability, this Agreement will be terminated except for the benefits Employee is to receive under paragraph 7, Employer's obligations with respect to Employee's stock options, to indemnify Employee, to continue to pay insurance premiums and matters of that nature.

            4. Duties. Employee will devote substantially all of his working time and attention to Employer's business, subject to other activities which are similar or


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comparable to those: (a) in which he is now engaged, or (b) becomes engaged in the future provided that it will not interfere with his duties for the Employer. In no event will Employee consult with, invest in, be employed by or otherwise act for any business that competes with Employer, except that he may own not more than 5% of the shares of stock of such competing business which are traded by the public. Employee will use reasonable efforts to disclose to the Board any such interests in or acts which potentially violate the above provisions of this paragraph, and will be given written notice by the Board and not less than 30 days to cure any violation thereof.

            5. Stock Options. (a) Employer hereby grants to Employee options, exercisable for a period commencing ten years from the date of this Agreement through twelve years from this Agreement's date (unless the period or periods of exercise are accelerated pursuant to this paragraph), to purchase: (i) up to 2,500,000 shares of Employer's Class A Common Stock, at the closing market price per share in effect on November 2, 1998, and (b) up to 250,000 shares of Employer's Series A cumulative convertible preferred stock at the closing market price per share on November 2, 1998. Notwithstanding the foregoing, ten percent of the options granted under this Agreement may be exercised commencing at the time of Employer's issuance of its financial statements for any or all of the Employer's fiscal years for which the Employer will have reported have reported Income From Operations of at least $1,000,000, which sum is to be increased by $100,000 for each successive fiscal year during this Agreement's term. The options may be exercised (subject to the rights and restrictions specified above in this paragraph) in whole or in part from the time or times they become exercisable through twelve years from the date of this Agreement, and they are assignable by Employee at any time prior to exercise by Employee's giving written notice of such assignment or assignments to Employer. (The Employee's assignee or assignees shall have all of the same rights with respect to the options and the Shares and their registration and resale on or after exercise as the Employee). Commencing the second year of this Agreement, the exercise price will increase at the rate of ten percent each year over the initial exercise price. At Employee's discretion the options will be converted to options for shares of stock of any entity with which Employer may merge or be consolidated or which may acquire all or substantially all of Employer's assets.

            The Employee shall have the right to convert, in whole or in part, the options (the "Conversion Right"), at any time after the accrual of Employee's rights to exercise options, into Shares by tendering to the Employer written notice or notices of exercise together with advice of the delivery of an order to a broker to sell part or all of the Shares, subject to such exercise notice and an irrevocable order to, and an irrevocable commitment by, such broker to deliver to the Employer (or its transfer agent) sufficient proceeds from the sale of such Shares to pay the aggregate exercise price of the options and any withholding taxes. All documentation and procedures to be followed in connection with such "cashless exercise" shall be approved in advance by the Employer, which approval shall be expeditiously provided and not unreasonably withheld.

            (b) The Employer agrees, at its sole cost and expense, that:


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(i) Upon request of the Employee, not more than once a year, the Employer shall file a registration statement with the U.S. Securities & Exchange Commission (the "SEC") with respect to registration of the Shares. Employee may make such request at any time, or from time to time, after issuance of the options for the Shares.

(ii) If the Employer determines to file with the SEC a Registration Statement in connection with the proposed issuance for cash of any of the Employer's Common Stock (an "Employer Offering"), the Employer will give written notice of its determination to Employee, at least twenty (20) days prior to the anticipated filing date. (Notice for such purpose by facsimile transmission will be acceptable). Upon the written request of Employee given within ten (10) days after the receipt of any such notice from the Employer, the Employer will, subject to the limitations set forth below, use its best efforts to cause such number of the Shares as are specified in such written request of Employee to be included in such registration statement to the extent necessary, to permit the sale or other disposition by the Employee of the Shares.

(iii) If the Employer's Registration Statement is proposed to be underwritten in whole or in part, whether or not on a firm commitment or best efforts basis, the Employee's shares shall be included at Employee's request on the same terms and conditions as the Employer's Common Stock otherwise being sold through the underwriter(s), provided, however, that if in the opinion of the managing underwriter(s) of such Employer Offering, the inclusion of the Securities would interfere with the successful marketing of the Employer's Common Stock by the Employer then the Employer and Employee shall reduce pro rata the amount of the Shares to be included in the Employer Offering to the extent necessary to comply with the recommendation of such managing underwriter(s) as to the maximum number of shares to be registered.

(iv) If and whenever the Employer is required by this paragraph to effect the registration of the Shares under the Securities Act, the Employer will use all reasonable efforts to:

(a) Prepare and file with the Commission a registration statement with respect to the Shares and to cause such registration statement to become effective at the earliest possible time and (by preparing and filing with the Commission such amendments to such registration statement and supplement to the prospectus contained therein as may be necessary) to remain effective during the period required for the distribution of the Shares covered by such registration statement.

(b) Enter into a written underwriting agreement in form and substance reasonably satisfactory to the Employer and the managing underwriter(s) if an Employer Offering is to be underwritten solely or in part, whether or not on a Firm commitment or best efforts basis.

(c) Furnish to the Employee, in connection with a Employer Offering in which the Employee is participating such reasonable number of copies of the registration statement, preliminary prospectus, final prospectuses and other documents as may reasonably be requested;

(d) Register or qualify the Shares under the securities or "blue sky" laws of such jurisdictions Are within the United States as the Employer and the managing underwriter(s) reasonably request, provided that the Employer shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then qualified to do business as a foreign corporation:


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(e) Notify the Employee promptly after the Employer shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

(f) Notify the Employee, during any period during which the Shares may be distributed pursuant to a registered offering and a prospectus relating to such registration statement is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading, and at the request of the Employee, prepare and furnish to the Employee a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that as thereafter delivered to the purchasers of such Shares. Such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement truthful in light of the circumstances then existing, not misleading, and

(g) Furnish, at the request of the Employee, on the date that the Shares are delivered to the underwriter(s) pursuant to an Underwritten Offering an opinion, dated such date of the independent counsel representing the Employer for the purposes of such registration, addressed to the underwriter(s) and to the Employee to the effect that such registration statement has become effective under the Securities Act and that to the best knowledge of such counsel (A) no stop order suspending the effectiveness thereof has been instituted or is pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, compiled as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to any statistical or other numerical data or financial statements and notes related thereto contained therein); and (C) in connection with the preparation of the registration statement, the related prospectus and each amendment or supplement thereto no facts have come to the attention of such counsel or that would lead such counsel to believe that either the registration statement or the prospectus, or any amendment or supplement thereto, as of their respective effective or issue dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein in light of the circumstances under which they were made, not misleading (except that such counsel need express no opinion as to any statistical or other numerical data or financial statements and the notes related thereto contained therein), and (ii) such counsel did not become aware of any pending legal or governmental proceeding applying to the Employer which was not disclosed in the registration statement or the prospectus, or any amendment or supplement thereto, which has or might have a material adverse effect upon the business or financial condition of the Employer, (iii) any other opinions that the underwriters may reasonably request furnish, and (iv) at the request of the Employee, on the date the shares are delivered to the underwriter a letter, dated such date, from the independent public accountants of the Employer, addressed to the Underwriter(s) and to the Employee, stating that they are Independent public accountants within the meaning of the Securities Act and the rules and regulations of the Commission thereunder and that in the opinion of such accountants, the financial


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statements and other financial data of the Employer included in the registration statement or the prospectus, or any amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the applicable accounting requirements of the Securities Act and the rules and regulations of the Commission thereunder.

            6. Reimbursement. Employer shall reimburse Employee for all reasonable and necessary expenses incurred by him in performing his duties for the Employer, including without limitation travel and entertainment expenses. Such expenses will include the lease of an automobile for, in the Employee's discretion, up to $1,200 a month, to be increased at the rate of eight percent a year over each prior year cumulatively. The Employee will chose the automobile, which at his discretion will be replaced not more than every two years. Employer also will pay insurance, maintenance and license fees, as well as a car phone. If the Employee is discharged prior to the conclusion of the automobile's lease, Employer at Employee's option, either will continue to make the lease payments for the term of the then existing lease, or will reimburse Employee for the lease payments on the automobile, or will pay the termination fee under the lease.

            7. Insurance. Employer will furnish Employee and his family with the same or comparable health insurance as the Employer will provide for its other senior executive employees. Employer will immediately obtain for Employee and will pay the premiums on a life insurance policy in the amount of $2,000,000.00 (the type and the beneficiary of which shall be designated by the Employee), and the cost of a disability insurance policy in the amount of not less than two thirds of Employees salary. Such policies shall be owned by Employee's beneficiaries, or by any other person or entity which Employee may designate. In the event that Employee should become totally and permanently disabled, he will look first to the proceeds of the disability insurance policy for part of his compensation, and thereafter for a period of eighteen months for the balance of his compensation for such period under this Agreement to the Employer. For purposes of this Agreement (but not the disability insurance policy), the Employee will not be deemed to be totally and permanently disabled unless he will be unable by reason of disability to perform his services for Employer for a period of six consecutive months. Employee shall be entitled to continue to receive his compensation under this Agreement if he should be deemed totally and permanently disabled, in accordance with the foregoing provisions of this paragraph.

            8. Change of Control. In the event that there shall be a Change of Control (as hereinafter defined) of Employer or of any of its material subsidiaries, Employee will have the right with or without good reason, within two years after the occurrence of such Change of Control, on 10 days notice, to terminate his obligations under this Agreement and Employer will then be required at the time of such termination: (a) to pay the Employee a lump sum equal to five times Employee's then current annual compensation and all benefits as if the Agreement had not been terminated, and (b) to deliver to Employee without cost to him all of the shares of stock which Employee would have been entitled to receive for the full term of this Agreement if the Employee had not terminated his obligations and had exercised and paid for all of the stock options referred to in


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paragraph "5" of this Agreement (with Employee to be responsible for all tax withholding). Change of Control for purposes of this paragraph shall be deemed to occur upon: (i) the election by Employers' stockholders or Board of Directors of one or more individuals to the Board of Directors of the Employer which election results in a Board of Directors containing a majority of persons who were nominated by a party other than the management of the Employer; (ii) a board of directors election which results in the election of a Chairman of the Board other than the Employee; (iii) the sale by the Employer of all or substantially all of its assets in one transaction or a series of transactions,
(iv) the merger or consolidation of the Employer as a result of which the Employee does not remain the President and Chief Executive Officer and Chairman of the Board of the surviving or consolidated entity, (v) the accumulation of 15% or more of the voting rights of Employer or its affiliates by any person, entity or group excluding Employee, or (vi) an adverse change in the Employee's title, authority, duties, responsibilities or reporting lines as set forth in Sections "1" and "4" of this Agreement. (Nothing contained in this definition shall limit or restrict the right of the Employee from participating in any discussions or voting on any matter referred to in this definition at any meeting of the Employer's Board of Directors).

            9. Vacation. Employee shall be entitled to paid vacations which are appropriate for persons of his status, annually, to be taken by him at such times as shall be appropriate in light of his position and which will not interfere with the performance of his duties. Such vacations will not be less than 4 weeks a year.

            10. Notices. Notices to be given under or with respect to this Agreement will be sufficient if given in writing and forwarded by Federal Express to the parties at their addresses specified above, or to such other addresses as they may give notice of, with copies by Federal Express to the attorneys whose names appears below:

            Interiors, Inc.
            320 Washington Street
            Mount Vernon, New York 10553

            Morris, James, Hitchens & Williams, Esqs.
                   Attn. Edward M. McNally, Esq.
            222 Delaware Avenue
            P.O. Box 2306
            Wilmington, Delaware

            Max Munn
            67 Tompkins Avenue
            Hastings-on-Hudson, New York 10706

            Irvin Rothfarb, Esq.


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            15 West 53rd Street
            New York, New York 10019

            11. Execution and delivery. This Agreement may be executed in counterparts, each one of which will be deemed to be an original.

            12. Modification. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter herein contained, and no amendment or modification or termination thereof shall be valid unless expressed in a written instrument signed by the party or parties to be charged.

            13. Successors and assigns. This Agreement shall not be assignable by the Employee but it is binding upon and shall inure to the benefit of the parties hereto and Employee's heirs and personal representative and binding upon Employer's successors.

            14. Legal Fees and Indemnification. (a) In the event that a dispute shall arise between Employer and Employee with respect to this Agreement or any provision thereof, Employer will advance to Employee's attorneys monthly the amount of the attorney's estimated monthly bills for the attorney's services and all other costs and disbursements, in the amounts of the estimated bills which the attorney will furnish. In the event that Employer shall fail to comply with its obligations under this paragraph, Employer will be barred from either pursuing any claim or lawsuit against Employee or from defending any claim or lawsuit pursued by Employee against Employer. In the event that Employer will prevail in any litigation with the Employee, the Employee shall comply with an order of a court of competent jurisdiction after the conclusion of all appeals directing the return to Employer of legal fees and expenses advanced by Employer under this paragraph.

            (b) In addition, Employer will indemnify and hold Employee harmless to the fullest extent permitted by law from any claims, lawsuits and judgments, including the costs and attorneys fees emanating therefrom, arising out of his employment hereunder or all other matters related to the Employer and its subsidiaries. The company shall advance to Executive all expenses, costs and legal fees for which Executive may properly be indemnified for the defense by an attorney selected by Executive and approved by the Company, whose approval will not unreasonably be withheld. A condition precedent to each such advance by the Company is the undertaking by Executive to repay such advance to the extent it is ultimately determined by a court of competent jurisdiction that he was not entitled to indemnification.

            16. Applicable Law and Forum Selection. This agreement shall be governed by the law of Delaware without regard to principles of conflict of laws. Litigation under or with respect to this Agreement must be brought exclusively in State Courts of the State of Delaware, except only any claim for indemnification or contribution which Employee may interpose at his discretion in any other jurisdiction in which a claim may be asserted against him. Employer and Employee waive their rights to a jury in any such litigation. 17.


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            17. Severablility. If any provision of this Agreement will be determined to be unenforceable, it will not effect the enforceability of the agreements other terms and provisions.

                                        Interiors, Inc.


                                        By: /s/ Richard Belenski
                                            ------------------------------------
                                            Chief Financial Officer


                                            /s/ Max Munn
                                            ------------------------------------
                                            Max Munn


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